EXHIBIT 23.1

                         GERALD DUPONT ENTERPRISES, INC.
                               PETROLEUM ENGINEER
                                  P.O. BOX 1590
                          SUGAR LAND, TEXAS 77487-1590
                                     ------

                        (281) 240-2822 FAX (281) 242-2822


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


            Gerald W. DuPont Enterprises, Inc. consents to the incorporation by reference of our evaluation of the estimated reserves and future net revenues of certain interests owned by Blue Dolphin Energy Company in the Galveston Block 288 Field, dated December 31, 1998, included in the Annual Report on Form 10-K of Blue Dolphin Energy Company for the year ended December 31, 1998.



            /s/ GERALD W. DUPONT
            Petroleum Engineer


            MARCH 25, 1999
            Date